Exhibit 5.1

August 10, 2018

SG Blocks, Inc.

195 Montague Street, 14th Floor

Brooklyn, New York 11201

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel to SG Blocks, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement, as amended, on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 622,726 shares of common stock, par value $0.01 per share, of the Company, plus an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act (collectively, the “Shares”), which may be offered and sold by the stockholder named in the Registration Statement.

In connection with the foregoing, we have reviewed the Company’s Amended and Restated Certificate of Incorporation, as amended, Amended and Restated Bylaws, Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designations”), and such other charter documents and have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that (i) the Shares have been duly and validly authorized and reserved for issuance, and (ii) the portion of the Shares that are currently outstanding are validly issued, fully paid and nonassessable.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim, any obligation to advise the Company or anyone else of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein, as originally filed or as subsequently amended. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP